Exhibit 99.2

Hain Celestial Appoints James M. Langrock
Executive Vice President and Chief Financial Officer
Brings More Than 25 Years’ Experience in Financial and Executive Leadership Roles

Lake Success, NY, June 22, 2017-The Hain Celestial Group, Inc., (Nasdaq: HAIN), a leading organic and natural, better-for-you products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™ today announced the appointment of James M. Langrock as Executive Vice President and Chief Financial Officer effective June 23, 2017. James succeeds Pasquale Conte (“Pat”) who is leaving to pursue other opportunities. Pat will work with James to facilitate an orderly transition.

James joined Hain Celestial in November 2015 as Senior Vice President, Finance and Treasurer. He has more than 25 years of experience in financial and executive leadership positions, most recently as Executive Vice President and Chief Financial Officer of Monster Worldwide, Inc., a multi-national global online recruiting solutions company where he oversaw all financial operations of the company including budgeting, cost savings initiatives, mergers and acquisitions and divestitures from 2008 until joining Hain Celestial.

“James has been an important part of our finance team since joining the Company, and more recently James has taken a leadership position as we completed our accounting review and finalized our audit. We are pleased James will continue to provide his invaluable financial and operational expertise as we implement our strategic initiatives to better position Hain Celestial for our long-term success,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial.

“I am pleased to have the opportunity to lead Hain Celestial’s finance team,” said James Langrock, Executive Vice President and Chief Financial Officer. “We have a strong and focused team, dedicated to enhancing our financial reporting and partnering with our various business leaders to extend our market leading position as we continue to execute on our strategic objectives.”

“We thank Pat for all his contributions to Hain Celestial over the past eight years from worldwide financial reporting to strategic initiatives, including productivity, and we wish him well in all his future endeavors,” concluded Irwin Simon.

Previously, James served in senior finance positions at Motorola, Inc., including Chief Financial Officer of Motorola’s Enterprise Mobility Division subsequent to Motorola’s acquisition of Symbol Technologies, Symbol Technologies, where he served as Head of Internal Audit and Chief Accounting Officer, and Citibank, N.A. as well as a Senior Manager at Arthur Andersen LLP. James received a Master’s degree in Business Administration from Hofstra University and a Bachelor of Business Administration degree from James Madison University and is a Certified Public Accountant.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Ella's Kitchen®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi's Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Contact:
Mary Anthes
The Hain Celestial Group, Inc.
516-587-5060